UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 13, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 14, 2018, Comstock Resources, Inc. (the “Company”) completed a comprehensive refinancing plan, which included the following transactions and agreements.

Item 1.01	Entry into a Material Definitive Agreement

Contribution Agreement

The Company, Arkoma Drilling, L.P. (“Arkoma”) and Williston Drilling, L.P. (“Williston”, and together with Arkoma, the “Contributors”) entered into Amendment No. 1, dated August 14, 2018 (the “First Amendment”) to the Contribution Agreement (the “Original Contribution Agreement”, and as amended by the First Amendment, the “Contribution Agreement”) dated May 9, 2018 among the Company and the Contributors. The First Amendment amended the Original Contribution Agreement by (1) updating certain disclosure and informational schedules thereto and (2) making certain changes to the provision relating to the Contributors’ right to appoint certain directors to the Company’s Board of Directors. The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Following the execution of the First Amendment, on August 14, 2018, the parties consummated the transactions contemplated by the Contribution Agreement, including (1) the acquisition of the subject oil and gas properties by the Company and (2) the issuance by the Company of 88,571,429 newly issued shares (the “Shares”) of its common stock, $0.50 par value per share (the “Common Stock”) to the Contributors.

Shares Registration Rights Agreement

In connection with the closing of the transactions contemplated by the Contribution Agreement, the Company and the Contributors also entered into a registration rights agreement dated August 14, 2018 (the “Shares Registration Rights Agreement”).    Among other things, the Shares Registration Rights Agreement provides the Contributors with customary registration rights subject to market standstill provisions, and the Company is obligated to file a resale shelf registration statement with respect to the Shares not later than November 12, 2018. The foregoing description of the Shares Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shares Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Tender Offer

On August 14, 2018 in connection with the cash tender offer and consent solicitation (the “Tender Offer”) by the Company for any and all of its outstanding Senior Secured Toggle Notes due 2020 (the “Toggle Notes”), 7 3⁄4% Convertible Secured PIK Notes due 2019 (the “2019 Convertible Notes”), 9 1⁄2% Convertible Secured PIK Notes due 2020 (the “2020 Convertible

Notes”), 10% Senior Secured Notes due 2020 (the “10% 2020 Notes”), 7 3⁄4% Senior Notes due 2019 (the “2019 Senior Notes”), and 9 1⁄2% Senior Notes due 2020 (the “2020 Senior Notes”, and collectively, the “Existing Notes”), the Company accepted for payment and paid for all of the Existing Notes validly tendered and not validly withdrawn (the “Purchased Existing Notes”). The Purchased Existing Notes consisted of $666,367,860 in aggregate principal amount of the Toggle Notes, $241,241,066 in aggregate principal amount of the 2019 Convertible Notes, $68,831,631 in aggregate principal amount of the 2020 Convertible Notes, $1,225,000 in aggregate principal amount of the of the 10% 2020 Notes, $5,310,000 in aggregate principal amount of the 2019 Senior Notes and $1,242,000 in aggregate principal amount of the 2020 Senior Notes. The Tender Offer previously expired at 11:59 pm, New York City time, on August 10, 2018.

Supplemental Indentures – Existing Notes

Pursuant to the Tender Offer, the Company received sufficient consents from the holders of the Toggle Notes and the 2019 Convertible Notes to enter into the supplemental indentures to the respective indentures governing such Existing Notes. On August 14, 2018, the Company, its guarantor subsidiaries (the “Guarantors”) and American Stock Transfer & Trust Company, LLC, as trustee under each of the Indentures governing the Existing Notes entered into the First Supplemental Indenture with respect to the Indenture under which the Toggle Notes were issued and the Third Supplemental Indenture with respect to the Indenture under which the 2019 Convertible Notes were issued (together, the “Existing Notes Supplemental Indentures”). Each of the Existing Notes Supplemental Indentures amends the applicable redemption provisions of the Existing Notes Supplemental Indentures to allow the Company to redeem the respective Toggle Notes and 2019 Convertible Notes upon not less than three business days’ prior written notice (as compared to the 30-day notice period previously required under such Indentures), release the liens on the collateral securing the Toggle Notes and the 2019 Convertible Notes and eliminate most of the covenants and certain default provisions applicable to the Toggle Notes and the 2019 Convertible Notes.

The foregoing descriptions of the Existing Notes Supplemental Indentures do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Existing Notes Supplemental Indentures with respect to the Toggle Notes and the 2019 Convertible Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference.

New Credit Facility

On August 14, 2018, the Company entered into a new five-year reserve-based revolving credit facility (the “New Credit Facility”) pursuant to that certain Credit Agreement with (i) the lenders party thereto from time to time, (ii) Bank of Montreal, as administrative agent, (iii) BMO Capital Markets Corp., Capital One, National Association, and Fifth Third Bank, as joint lead arrangers, (iv) Capital One, National Association and Fifth Third Bank, as co-syndication agents, (v) Bank of America, N.A., Natixis, and Regions Bank, as co-documentation agents, and (vi) BMO Capital Markers Corp., as sole bookrunner.

The New Credit Facility is subject to a borrowing base, which is initially $700.0 million and shall be redetermined on a semi-annual basis and upon the occurrence of certain other events. Indebtedness under the New Credit Facility is secured by substantially all of the assets of the Company and its subsidiaries. Borrowings under the New Credit Facility bear interest at the Company’s option, at either LIBOR plus 2% to 3% or a base rate plus 1% to 2%, in each case depending on the utilization of the borrowing base. The Company will also pay a commitment fee of 0.375% to 0.5% on the unused borrowing base.

The New Credit Facility places certain restrictions upon the Company’s, and its restricted subsidiaries’, ability to, among other things, incur additional indebtedness, pay cash dividends, repurchase common stock, make certain loans, investments and divestitures and redeem its New Notes (as defined below). The New Credit Facility contains customary events of default (including payment defaults, cross-defaults to certain of our other indebtedness, breach of representations and covenants and change of control). The occurrence of an event of default under the New Credit Facility would permit the lenders to accelerate the indebtedness and terminate the New Credit Facility. The Company is required to maintain (i) a maximum leverage ratio 4.0 to 1.0 and (ii) a current ratio of not less than 1.0 to 1.0.

The parties to the New Credit Facility and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees.

The New Credit Facility will mature on August 14, 2023. The foregoing description of the New Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Facility, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Escrow Release of New Notes Proceeds

In connection with the consummation of the foregoing transactions, the proceeds of the previously announced offering of $850.0 million aggregate principal amount of 9 3⁄4% Senior Notes due 2026 (the “New Notes”), issued pursuant to that certain Indenture, dated August 3, 2018 (the “New Notes Indenture”), by and between Comstock Escrow Corporation (the “Escrow Issuer”), as issuer, and American Stock Transfer & Trust Company LLC, as trustee (the “Trustee”) were released from escrow (the “Escrow Release”) on August 14, 2018 (the “Escrow Release Date”).

On the Escrow Release Date, the Escrow Issuer merged with and into the Company. In connection therewith, the Trustee, the Escrow Issuer, the Company and the Guarantors entered into the First Supplemental Indenture (the “New Notes Supplemental Indenture”) to the Indenture, dated as of the Escrow Release Date, to the Indenture dated August 3, 2018 pursuant to which the New Notes were issued. The New Notes Supplemental Indenture provides for the assumption by the Company of the Escrow Issuer’s obligations under the original Indenture and the New Notes and the guarantee of the New Notes by the Guarantors. The foregoing description of the New Notes Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Notes Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated into this Item 1.01 by reference.

In connection with the Escrow Release, the Company and the Guarantors also entered into a joinder under the Registration Rights Agreement, dated August 3, 2018 (the “Notes Registration Rights Agreement”), between the Escrow Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the several initial purchasers of the Notes (the “Registration Rights Agreement Joinder”), pursuant to which the Company and the Guarantors assumed the obligations of the Escrow Issuer under the Notes Registration Rights Agreement with respect to the registration of the New Notes. The foregoing description of the Registration Rights Agreement Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Shares Registration Rights Agreement Joinder, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the transactions set forth under Item 1.01 under the heading “New Credit Facility”, on August 14, 2018, the Company repaid and terminated its existing $50.0 million revolving credit facility under the Credit Agreement dated March 4, 2015, as amended, among the Company, as borrower, Bank of Montreal, as administrative agent and issuing bank, Bank of America, N.A, as syndication agent, the other lender parties thereto, and BMO Capital Markets Inc., as arranger (as subsequently amended, the “Existing Credit Facility”).

The parties to the Existing Credit Facility and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 14, 2018, the Company and the Contributors consummated the transactions under the contemplated under the Contribution Agreement, as described under Item 1.01 under the headings “Contribution Agreement” and “Shares Registration Rights Agreement”, which descriptions are incorporated under this Item 2.01. The closing of the Contribution Agreement resulted in the acquisition by the Company of the assets set forth therein (the “Acquired Assets”) from the Contributors. The Contributors received the Shares as consideration under the Contribution Agreement. As a result of their acquisition of the Shares, the Contributors acquired approximately 84.5% of the Common Stock of the Company, resulting in a change of control of the Company.

The Acquired Assets include working interests in oil and natural gas properties in North Dakota and Montana producing from the Bakken shale in the Williston Basin (the “Bakken Shale Properties”). The Company valued the Bakken Shale Properties at $620.0 million based on an effective date of April 1, 2018. Under the terms of the Contribution Agreement, the Company is entitled to all net revenues and is responsible for all expenses and costs related to the Bakken Shale Properties beginning on and subsequent to April 1, 2018. As of April 1, 2018, the properties include 348 (55.1 net to the Company) producing oil wells, 85 (11.8 net to the Company) drilled uncompleted wells and seven (2.6 net to the Company) undrilled locations and produced on average approximately 13,900 Boe per day (79% oil) in the month of March 2018. The Bakken Shale Properties have proved reserves as estimated by the Company’s independent reserve engineers of approximately 31.0 MMBoe (approximately 74% oil) as of April 1, 2018. The Bakken Shale Properties generated $155.1 million of revenues in excess of direct operating expenses (which exclude depreciation, depletion and amortization) in 2017.

The Contribution Agreement provides the Contributors the right to designate five members of the Company’s Board of Directors. As described under Item 1.01 under the heading “Shares Registration Rights Agreement”, the Company has agreed to provide registration rights to the Contributors with respect to the Shares.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above under the headings “New Credit Facility”, and “Escrow Release of New Notes Proceeds” which is incorporated under this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Please refer to the discussion under Item 1.01 above under the headings “Contribution Agreement” and “Shares Registration Rights Agreement” and under Item 2.01, which are incorporated under this Item 3.02 by reference.

Item 5.01	Change in Control of Registrant

Please refer to the discussion under Item 2.01 above which is incorporated under this Item 5.01 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2018, the Company filed its Second Amended and Restated Articles of Incorporation (the “Restated Charter”) in the form approved by stockholders at its annual meeting. The Restated Charter amended the existing articles of incorporation by (i) increasing the number of authorized shares of common stock from 75,000,000 to 155,000,000, (ii) adding language ensuring that stockholders may act by written consent of the majority so long as the Contributors collectively own a majority of the Company’s Common Stock, and (iii) renouncing any interest by the Company in the business opportunities of the Contributors and their affiliates. The Restated Charter became effective upon filing. The foregoing description of the Restated Charter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On August 14, 2018, the Company issued a press release announcing the consummation of the transactions under the Contribution Agreement and the foregoing comprehensive refinancing transactions. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On August 14, 2018, the Company submitted redemption notices to American Stock Transfer & Trust Company, LLC, the Trustee of each series of its Existing Notes, calling for redemption of any of all of its outstanding Toggle Notes, 2019 Convertible Notes, 2020 Convertible Notes, 10% 2020 Notes, 2019 Senior Notes and 2020 Senior Notes which remained outstanding following the consummation of the Tender Offer. The Toggle Notes and the 2019 Convertible Notes will be redeemed on August 17, 2018, and the remaining series of its Existing Notes will be redeemed on September 13, 2018. The Toggle Notes and the 10% 2020 Notes will be redeemed at a price of 105% of the principal amount thereof, and the remaining series of Existing Notes will be redeemed at a price of 100% of the aggregate principal amount thereof, plus, in each case, accrued and unpaid interest thereon, if any, up to, but excluding the applicable redemption date.

Item 9.01	Financial Statements and Exhibits

Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

Exhibit Number	Description
2.1	Amendment No. 1 to the Contribution Agreement, dated August 14, 2018, by and among the Company and the Contributors*
3.1	Second Amended and Restated Articles of Incorporation of the Company, dated August 13, 2018
4.1	First Supplemental Indenture dated August 14, 2018 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC, Trustee for the Senior Secured Toggle Notes due 2020
4.2	Third Supplemental Indenture dated August 14, 2018 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC, Trustee for the 7 3⁄4% Convertible Secured PIK Notes due 2019
4.3	First Supplemental Indenture dated August 14, 2018 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC, Trustee for the 9 3⁄4% Senior Notes due 2026
10.1	Registration Rights Agreement dated August 14, 2018 among the Company and the Contributors

*

The schedules to Amendment No. 1 to the Contribution Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended, for any schedule so furnished.

10.2	Credit Agreement dated August 14, 2018, among the Company, Bank of Montreal as Administrative Agent, BMO Capital Markets Corp., Capital One, National Association and Fifth Third Bank as Joint Lead Arrangers, Capital One, National Association and Fifth Third Bank as Co-Syndication Agents, Bank of America, N.A., Natixis and Regions Bank as Co-Documentation Agents and BMO Capital Markets Corp. as sole Bookrunner
10.3	Joinder Agreement to the Registration Rights Agreement dated August 14, 2018 of the Company, Comstock Oil & Gas, LP, Comstock Oil & Gas – Louisiana, LLC, Comstock Oil and Gas GP, LLC, Comstock Oil & Gas Investments, LLC, and Comstock Oil & Gas Holdings, Inc.
99.1	Press Release, dated August 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 15, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer